Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333.58684, 333.45638, 333.66065, 333.72288, 333.81430 and 333.103639 of Restoration Hardware Inc. and subsidiaries on Form S-8 and Registration Statement No. 333.70624 on Form S-3 of (i) our report dated April 14, 2005 relating to the consolidated financial statements of Restoration Hardware, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 2) and (ii) our report dated April 14, 2005 relating to managements report on internal control over financial reporting, appearing in this annual report on Form 10-K of Restoration Hardware Inc. and subsidiaries for the fiscal year ended January 29, 2005 (which report expresses an unqualified opinion on Management’s assessment of internal controls and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weaknesses).

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
April 14, 2005